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                                                                   EXHIBIT 23.02

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of The Premcor Refining Group Inc. and subsidiaries on Form S-4 of our report dated February 11, 2002 (March 5, 2002 as to Note 18 and August 5, 2002 as to Notes 1 and 2), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of The Premcor Refining Group Inc., listed in Item 21. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

St. Louis, Missouri
November 29, 2002